UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 22, 2000

                     Area Investment and Development Company
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
         (State or other jurisdiction of incorporation or organization)

        000-26971                                         87-0284871
        ---------                                         ----------
(Commission File Number)                    (IRS Employer Identification Number)



                  c/o Solomon Broadcasting International , Inc.
                               130 El Camino Drive
                         Beverly Hills, California 90212
                    (Address of principal executive offices)

                                 (310) 205-6220
              (Registrant's telephone number, including area code)


                         2133 East 9400 South, Suite 151
                               Sandy, Utah, 84093
                                 (801) 944-0701
             (Former name or address, if changed since last report)





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ITEM 1.           Changes in Control of Registrant

On February 19, 2000, Area Investment and Development Company (the "Company") closed an Asset Acquisition Agreement ("Agreement") with Maxx International, Inc. ("Maxx"). Pursuant to the Agreement the Company acquired 100% of the assets of Maxx in exchange for 3,500,000 shares of the Company's Common Stock (the "Acquisition"). Rick Garson is the current president , director and sole shareholder of Maxx. Accordingly, Rick Garson has the power to vote and dispose of the 3,500,000 shares by virtue of his control of Maxx.

Also, in connection with the Acquisition, the Company appointed Michael Solomon as a director and chairman of the board and Rick Garson as a director and the president/secretary. Immediately after such appointments, Ken Kurtz and Carrie Kurtz resigned from all of their positions as directors and officers of the Company. Tammy Gehring remains a director.

The current number of issued and outstanding shares of the Company is approximately 12,548,171. Consequently, control of the Company has shifted from Ken Kurtz to Rick Garson as Maxx's sole director and shareholder. As a result, Mr. Garson has the right to vote, on behalf of Maxx, the 3,500,000 shares or 27.8% of the current issued and outstanding shares of the Company while acting as a director and officer of the Company.

ITEM 2.           Acquisition or Disposition of Assets

On February 19, 2000, the Company closed an Agreement with Maxx issuing 3,500,00 shares of its common stock in exchange for all of the assets of Maxx. As a result of the Acquisition, the Company anticipates following Maxx's business plan.

Accordingly, the Company plans to engage in the business of producing, licensing and distributing broad-based multimedia entertainment programs and products. The Company now owns the rights to produce a number of high-profile entertainment programs and products in the religion, music and sports markets.

In conjunction with the Acquisition, the Company has also agreed to assume a one year Consulting Agreement with Michael Solomon, negotiated by Maxx, whereby Mr. Solomon would provide the Company with certain business and entertainment consultation and contacts. The Company would compensate Mr. Solomon with a yearly consulting fee of $250,000, a success fee on all agreements entered into by the Company with third parties introduced to the Company by Mr. Solomon, 100,000 shares of the Company which shall be issued in 25,000 share lots every 90 days for a one year term, and an option to purchase 150,000 shares at an exercise price of $3.00 per share, until December 31, 2002

ITEM 7:           FINANCIAL STATEMENTS AND EXHIBITS

(a) Any required Financial Statements will be filed with an amendment hereto within sixty (60) days.

(b) Any Pro Forma Financial Information will be filed with an amendment hereto within sixty (60) days.

(c) Exhibits Exhibits required to be attached by Item 601 of Regulation S-B are listed in the Index to the Exhibits on page 5 and are incorporated herein by this reference.

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         Pursuant  to  the  requirement  of the  Securities  Act  of  1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: February 22, 2000


                                         Area Investment and Development Company

                                         By: /s/  Rick Garson
                                           ------------------------
                                         Name:    Rick Garson
                                         Title:   President



















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                                INDEX TO EXHIBITS

EXHIBIT           PAGE              DESCRIPTION
                                    -----------
NO.               NO.

2                 5                Asset Acquisition Agreement dated February 3,
                                   2000 between the Company and Maxx.












































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